EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this annual report on Form 10-KSB for the year ended December 31, 2004, of CRI HOTEL INCOME PARTNERS, L.P., and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

CRI HOTEL INCOME PARTNERS, L.P.
(Small Business Issuer)
by: C.R.I., Inc.
Managing General Partner
March 8, 2005	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)
March 8, 2005	by: /s/ Michael J. Tuszka
DATE	Michael J. Tuszka, Vice President and Chief Accounting Officer (Principal Financial Officer)

        This certification accompanies this annual report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the small business issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.